UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2015

Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Interim Chief Executive Officer

On November 16, 2015, Cardiovascular Systems, Inc. (the “Company”) announced that its President and Chief Executive Officer, David L. Martin, is taking a medical leave of absence to treat his cancer starting December 1, 2015 and that the Board of Directors of the Company has named Scott R. Ward, Chairman of the Board of the Company, as Interim Chief Executive Officer and President, for the period of Mr. Martin’s leave of absence.

Mr. Ward, age 56, has been a member of the Company’s Board of Directors since 2013 and has served as Chairman of the Company’s Board of Directors since November 2014. Since 2013, Mr. Ward has been a Managing Director at SightLine Partners, and, since 2011, Mr. Ward has been President of Raymond Holdings. From 1981 to 2010, Mr. Ward was employed by Medtronic, Inc. and held a number of senior leadership positions. Mr. Ward was Senior Vice President and President of Medtronic’s CardioVascular business from May 2007 to November 2010. Prior to that he was Senior Vice President and President of Medtronic’s Vascular business from May 2004 to May 2007, Senior Vice President and President of Medtronic’s Neurological and Diabetes Business, from February 2002 to May 2004, and was President of Medtronic’s Neurological business from January 2000 to January 2002. He was Vice President and General Manager of Medtronic’s Drug Delivery Business from 1995 to 2000. Prior to that, Mr. Ward led Medtronic’s Neurological Ventures in the successful development of new therapies. Mr. Ward is Chairman of the Board of Creganna-Tactx Medical and serves on the Board of ImpediMed, Ltd. Mr. Ward served as a member of the Board of Surmodics, Inc. from September 2010 to March 2015.

On November 18, 2015, the independent members of the Company’s Board of Directors, upon recommendation of the Company’s Human Resources and Compensation Committee (the “Compensation Committee”), approved a base salary during the period of Mr. Ward’s service as Interim Chief Executive Officer and President equal to the base salary payable to Mr. Martin, which is an annualized base salary of $630,000. The Board also granted Mr. Ward Restricted Stock Units with a value of $125,000, to be granted effective December 1, 2015 and that will vest upon the cessation of Mr. Ward’s service as Interim Chief Executive Officer and President. The Restricted Stock Units are payable in cash or shares of the Company’s common stock, at the Company’s discretion, within 30 days after the six month anniversary of the termination of Mr. Ward’s Board membership.

In connection with Mr. Ward’s appointment as Interim Chief Executive Officer and President, he will no longer serve on the Company’s Audit, Risk Management and Finance Committee. Director Augustine Lawlor has been appointed to replace Mr. Ward on this Committee.

There are no family relationships between Mr. Ward and any director or executive officer of the Company. There are no relationships or related transactions between Mr. Ward and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Employee Stock Purchase Plan

At the Annual Meeting of Stockholders on November 18, 2015, the stockholders of the Company approved the Company's 2015 Employee Stock Purchase Plan (the “2015 ESPP”). The principal provisions of the 2015 ESPP are summarized below. This summary is not a complete description of all the 2015 ESPP's provisions, and is qualified in its entirety by reference to the 2015 ESPP, which is attached hereto as Exhibit 10.1. Capitalized terms used but not defined herein will be as defined in the 2015 ESPP.

Number of Shares

The 2015 ESPP provides for the issuance of up to 2,270,000 shares of our common stock.

Administration

The Board of Directors has delegated the administration of the 2015 ESPP to the Company's Compensation Committee. The Board and the Compensation Committee are collectively referred to in the 2015 ESPP as the “Administrator.” The Administrator may delegate to a subcommittee of two or more outside directors any of the administrative powers the Administrator is authorized to exercise.

Except as otherwise provided in the 2015 ESPP, the Administrator will have the power to: determine when and how purchase rights will be granted and the provisions of each offering of such purchase rights; to designate from time to time which subsidiaries will be eligible to participate in the 2015 ESPP; to construe and interpret the 2015 ESPP and purchase rights granted under it, and to establish, amend and revoke rules and regulations for its administration; to amend the 2015 ESPP; and to exercise such powers and perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its subsidiaries and to carry out the intent that the 2015 ESPP be treated as an employee stock purchase plan. The Administrator’s interpretation of the 2015 ESPP, and all actions taken and determinations made by the Administrator pursuant to the power vested in it under the 2015 ESPP will be conclusive and binding on all parties concerned.

Term

The 2015 ESPP terminates on August 26, 2025, unless all shares of common stock available for issuance under the 2015 ESPP are distributed pursuant to the terms of the 2015 ESPP before August 26, 2025, in which case the 2015 ESPP will terminate as of the date of the last purchase made under the 2015 ESPP. The Board of Directors may also terminate the 2015 ESPP at any time.

Eligibility

Any employee may participate in the 2015 ESPP; provided, however, that such employee has been employed for such continuous period preceding such grant as the Administrator may require, but in no event will the required period of continuous employment be greater than two years. An employee must be employed for a minimum of 20 hours per week and at least five months per calendar year to participate under the 2015 ESPP. No employee will be eligible under the 2015 ESPP if, immediately after any such purchase rights are granted, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock. Officers will be eligible to participate in any offerings under the 2015 ESPP; provided, however, that the Administrator may provide in an offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

Offering

The Administrator may from time to time grant employees the option to purchase shares under the 2015 ESPP, on a certain date, or range of dates, which is referred to as the offering date, or the offering dates. The provisions of separate offerings need not be identical. No period during which one single offering is effective may exceed 27 months.

Participation

Participating employees may elect to authorize payroll deductions in full dollar amounts or a percentage of the employee’s earnings for the offering period (not to exceed the maximum percentage or amount specified by the Administrator). To the extent provided in the offering period, a participant may thereafter reduce (including to zero) or increase his or her contributions. In addition to making contributions by payroll deductions, a participant may make contributions through payment by cash or check prior to a specified purchase date of the offering.

During an offering, a participant may cease making contributions and withdraw from the offering at any time prior to the end of the offering period. Upon such withdrawal, the Company will distribute all of the participant’s accumulated contributions under the offering. A participant’s withdrawal from an offering will have no effect upon such participant’s eligibility to participate in any other offerings under the 2015 ESPP, but such participant will be required to deliver a new enrollment form in order to participate in subsequent offerings.

Rights granted pursuant to any offering under the 2015 ESPP will terminate immediately upon a Participant’s ceasing to be an employee for any reason or for no reason. The Company will distribute to such terminated or otherwise ineligible employee all of his or her accumulated contributions. Unless otherwise specified in an offering, the Company will have no obligation to pay interest on contributions.

Share Purchases

The 2015 ESPP permits shares of our common stock to be sold to participating employees on the last calendar day of any offering period at a price not less than the lesser of (1) 85% of the fair market value of our common stock on the first calendar day of the offering period or (2) 85% of the fair market value of our common stock on the last calendar day of the offering period.

Each eligible employee may purchase up to $25,000 of fair market value of our common stock in a calendar year, however, the amount must not exceed 20% of the employee’s earnings during the offering period. In connection with each offering period, the Administrator may specify a maximum number of shares that may be purchased by each eligible employee, as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such offering.

Adjustments Upon Changes in Stock

If through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company, any change made in our common stock, the 2015 ESPP and any outstanding 2015 ESPP options to purchase shares of common stock will be appropriately adjusted.

Adjustments Upon Change of Control

Upon a change in control, the Administrator may provide that the successor corporation will assume or substitute for outstanding purchase rights. Alternatively, if a successor corporation does not assume or substitute for outstanding purchase rights, accumulated contributions will be used to purchase the Company’s common stock for the participants immediately before the change of control and purchase rights under any ongoing offerings will terminate immediately after such purchase.

Amendment and Termination

The Board of Directors at any time, and from time to time, may amend the 2015 ESPP or the terms of one or more offerings. However, except for changes as provided for in the above sections entitled “Adjustments Upon Changes in Stock” and “Adjustments Upon Changes in Control,” no amendment will be effective unless approved by our stockholders within the time and to the extent such stockholder approval is necessary for the 2015 ESPP to satisfy the requirements of Section 423 of the Internal Revenue Code or other applicable laws and regulations.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2015 Annual Meeting of Stockholders on November 18, 2015. Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1.	Proposal to elect Class I directors to hold office until the fiscal 2018 Annual Meeting of Stockholders:

Class I Director's Name	For	Against	Abstain	Broker Non-Votes
Scott Bartos	22,002,299	371,735	28,112	4,802,466
Edward Brown	21,792,103	581,761	28,282	4,802,466
Augustine Lawlor	21,762,166	613,658	26,322	4,802,466

2.	Proposal to approve the Company's 2015 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
21,635,626	756,147	10,373	4,802,466

3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending June 30, 2016.

For	Against	Abstain
26,801,589	394,244	8,779

4.	Proposal to cast a non-binding advisory vote on the compensation paid to the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
19,701,640	2,673,659	26,847	4,802,466

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Cardiovascular Systems, Inc. 2015 Employee Stock Purchase Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 19, 2015

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Cardiovascular Systems, Inc. 2015 Employee Stock Purchase Plan